Exhibit 10.2

AMENDMENT NO. 1

TO

GUARANTY AGREEMENT

This Amendment No. 1 (“Amendment”), effective September 10, 2013 (“Effective Date”), amends the Guaranty Agreement dated as of June 6, 2011 (the “Guaranty Agreement”) made by CAMAC Energy Inc., a Delaware corporation (the “Guarantor”), in favor of ALLIED ENERGY PLC, a Nigerian public limited company (the “Lender”). Except as provided in this Amendment, all other terms and conditions shall remain as provided in the Guaranty Agreement, and if there are any conflicts between the terms of this Amendment and the Guaranty Agreement, the terms of this Amendment shall govern. In addition, terms not otherwise defined in this Amendment shall have the meaning as defined in the Guaranty Agreement.

WHEREAS, CAMAC PETROLEUM LIMITED, a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of the Guarantor (“CPL”), and the Guarantor are the borrowers under that certain Amended and Restated Promissory Note, executed as of the date hereof in favor of the Lender;

WHEREAS, the Amended and Restated Promissory Note amends and restates in its entirety that certain Promissory Note executed as of June 6, 2011 by CPL in favor of the Lender;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.	The definition of “Promissory Note” in the Guaranty shall be revised and interpreted to refer to the Amended and Restated Promissory Note.

2.	The definition of “Borrower” in the Guaranty shall be revised and interpreted to refer to the corresponding definition in the Amended and Restated Promissory Note.

The Lender and Guarantor have executed this Amendment as of the Effective Date first set forth above.

Guarantor:

CAMAC ENERGY INC.

By:	________________________
Name:
Title:

ACKNOWLEDGED AND AGREED TO BY:

ALLIED ENERGY PLC,
as Lender

By:	________________________
Name: Kamoru Lawal
Title: Director